EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of ERF Wireless, Inc. (the "Company") dated May 25, 2007, of our report dated April 6, 2007, relating to the Company's consolidated financial statements appearing in the Form 10-KSB for each of the years ended December 31, 2006 and 2005.




/s/ LBB & Associates LTD., LLP
------------------------------


LBB & Associates LTD., LLP
Houston, Texas
May 25, 2007


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